UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2008

SureWest Communications
(Exact Name of Registrant as Specified in its Charter)

California	000-29660	68-0365195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vernon Street, Roseville, California	95678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2008, West Coast PCS Structures, LLC (“West Coast PCS”), PCS Structures Towers, LLC (“PCS Towers” and together with West Coast PCS, the “Companies”) and West Coast PCS LLC (“Seller”), each an indirect subsidiary of SureWest Communications (the “Registrant”), entered into a binding letter agreement with GTP Towers I, LLC (“Purchaser”). Pursuant to this letter agreement, the parties agreed to enter into a definitive purchase agreement (the “Purchase Agreement”) related to Purchaser’s acquisition of all of the membership interests of West Coast PCS (the “Acquisition”) and an escrow agreement, subject to completion of mutually satisfactory schedules to the Purchase Agreement and execution of the escrow agreement.

On October 10, 2008, upon satisfaction of these conditions, the Companies, Seller and Purchaser entered into the Purchase Agreement. Prior to and in connection with the consummation of the Acquisition, Seller and the Registrant’s direct subsidiaries, SureWest Broadband and SureWest Telephone, will contribute and transfer certain wireless telecommunication towers and all related assets and liabilities (“Tower Assets”) to PCS Towers, which on the closing of the Acquisition will be wholly-owned by West Coast PCS.

The purchase price in connection with the Acquisition is based on the tower cash flow generated by commenced tenant leases included in the Tower Assets. At the initial closing, Purchaser will pay an amount based on the tower cash flow generated under tenant leases executed and commenced as of five business days prior to the initial closing. During the period from the initial closing until 180 days thereafter, Seller may also receive additional payments with respect to tenant leases for which applications are received prior to the initial closing and tenant leases that are executed but not commenced as of the initial closing, in each case, on the commencement date of such tenant leases. Currently, the Registrant expects that the aggregate purchase price of the Acquisition will be in the range of $9.5 to $10.2 million.

The consummation of the Acquisition is subject to the filing of an advice letter with the California Public Utilities Commission (“CPUC”), which will be automatically deemed approved 30 days after filing unless suspended by the CPUC, and other customary closing conditions. The Registrant expects the initial closing under the Purchase Agreement will occur in the fourth fiscal quarter ending December 31, 2008.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

The Registrant’s press release regarding the acquisition of West Coast PCS and the Tower Assets is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement by and among West Coast PCS Structures, LLC, PCS Structures Towers, LLC, West Coast PCS LLC, as Seller, and GTP Towers I, LLC, as Purchaser, dated October 10, 2008*

99.1	Press Release dated October 10, 2008

*The schedules to this agreement, as referenced in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey Vice President and Chief Financial Officer

Date: October 10, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement by and among West Coast PCS Structures, LLC, PCS Structures Towers, LLC, West Coast PCS LLC, as Seller, and GTP Towers I, LLC, as Purchaser, dated October 10, 2008*

99.1	Press Release dated October 10, 2008

*The schedules to this agreement, as referenced in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.